Exhibit 99(a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
OF WARRANTS OF
CHINANET ONLINE HOLDINGS, INC.
PURSUANT TO THE OFFER DATED DECEMBER 1, 2011

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

•	Warrants are not immediately available or Warrant holders cannot deliver Warrants to Empire Stock Transfer Inc. (the “Depositary”) prior to the Expiration Date, or
•	Time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) and any other required documents, to reach the Depositary prior to the Expiration Date.

The Offer and the related Letter of Transmittal, as amended or supplemented from time to time, together constitute the “Offer.”

TO:  EMPIRE STOCK TRANSFER INC.

BY MAIL, HAND OR OVERNIGHT DELIVERY:
EMPIRE STOCK TRANSFER INC.
1859 Whitney Mesa Drive
Henderson, NV 89014
Attn: Patrick Mokros

BY FACSIMILE TRANSMISSION:
EMPIRE STOCK TRANSFER INC.
FACSIMILE: 702-974-1444
CONFIRM BY TELEPHONE: 702-818-5898

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary. See Section 2 of the Offer Letter.

For this notice to be validly delivered, it must be received by the Depositary at one of the above addresses before the Offer expires. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company or the solicitation agent will not be forwarded to the Depositary and will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you exchange, upon the terms and subject to the conditions described in the Offer and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of Warrants specified below pursuant to the guaranteed delivery procedure described in Section 2 of the Offer Letter.

NUMBER OF SERIES A-1 WARRANTS EXCHANGED:

NUMBER OF SERIES A-2 WARRANTS EXCHANGED:

SIGNATURES

Signatures:
Name(s) of Warrant Holders(s):
                                                        (please type or print)

Certificate Nos.:

Address:
                                                        (Include Zip Code)

Daytime Area Code and Telephone Number:

Date:

GUARANTEE OF DELIVERY
(Not to be Used for Signature Guarantee)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, (each of the foregoing constituting an (“Eligible Institution”), guarantees delivery to the Depositary of the Warrants tendered, in proper form for transfer, or a confirmation that the Warrants tendered have been delivered to the Depositary together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), and any other required documents, all within three Nasdaq Global Market trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Warrants to the Depositary within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature:
Name:

                                  (Please Print)

Title:
Address:
Areas Code(s) and Telephone Number(s):
Dated: , 2011

NOTE: DO NOT SEND WARRANTS WITH THIS FORM. WARRANTS SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.